Suite 1550 – 355 Burrard Street

Vancouver, B.C., Canada, V6C 2G8

Tel: (604) 331-1757  Fax: (604) 669-5193

BC Securities Commission

Alberta Securities Commission

9th Floor

4th Floor

701 West Georgia Street

300 – 5th Avenue SW

Vancouver, B.C., V7Y 1L2

Calgary, AB, T2P 3C4

Dear Sirs / Mesdames:

NOTICE OF FILING AN ANNUAL INFORMATION FORM

 UNDER MULTILATERAL INSTRUMENT 45-102 (“AIF”)

I, Barry C.J. Ehrl, President and Chief Executive Officer of Derek Oil & Gas Corporation (the “Company”), do hereby advise as follows:

1)

On November 5, 2003 I did cause to be filed with the British Columbia and Alberta Securities Commissions the Company’s Form 20-F Annual Report (“Form 20-F”) that was filed with the U.S. Securities & Exchange Commission effective November 5, 2003.

2)

The filing of the Form 20-F took place through the facilities of SEDAR under SEDAR project number 00586122; and

3)

The Company has filed its Form 20-F as its Current AIF, as that term is defined in Multilateral Instrument 45-102.

Dated November 5, 2003

DEREK OIL & GAS CORPORATION

PER:

___”Barry C.J. Ehrl”______________

Barry C.J. Ehrl

President & C.E.O.